                                                                      EXHIBIT 99

                               SAUL CENTERS, INC.
                   SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
                              SEPTEMBER 30, 1997

                                             Leasable       Year
                                               Area       Developed      Land
                                             (Square     or Acquired     Area     Percentage Leased
     Property             Location             Feet)     (Renovated)    (Acres)  Sep-1997   Sep-1996   Anchor/Significant Tenants
------------------    ------------------    ---------    -----------    -------  --------   --------  ----------------------------

SHOPPING CENTERS
----------------

    Ashburn Village   Asburn, VA              108,204         1994         12.7     95%       100%    Giant Food, Blockbuster

    Beacon Center     Alexandria, VA          290,845      1972(1993)      32.3     69%        73%    Giant Food, Office Depot,
                                                                                                      Outback Steakhouse, Marshalls,
                                                                                                      Sneaker Stadium, Hollywood
                                                                                                      Video

    Belvedere         Baltimore, MD            54,941         1972          4.8    100%       100%    Giant Food, Rite Aid

    Boulevard         Fairfax, VA              56,578         1994          5.0     91%       100%    Danker Furniture, Petco

    Clarendon         Arlington, VA             6,940         1973          0.5    100%       100%

    Clarendon Station Arlington, VA             4,868         1996          0.1    100%       100%

    Crosstown         Tulsa, OK               197,135         1975         26.4     21%        37%

    Flagship Center   Rockville, MD            21,500      1972, 1989       0.5    100%       100%


    French Market     Oklahoma City, OK       213,658      1974(1984)      13.8     88%        94%    Fleming Food, Furr's Cafeteria

    Germantown        Germantown, MD           26,241         1992          2.7     92%        75%

    Giant             Baltimore, MD            70,040      1972(1990)       5.0    100%       100%    Giant Food

    The Glen          Lake Ridge, VA          112,639         1994         14.7    100%       100%    Safeway Marketplace, CVS
                                                                                                      Pharmacy

    Great Eastern     District Heights, MD    255,448      1972(1995)      23.9     89%        90%    Giant Food, Caldor, Pep Boys

    Hampshire Langley Langley Park, MD        134,425      1972(1979)       9.9    100%        96%    Safeway, McCrory

    Leesburg Pike     Baileys Crossroads, VA   97,888      1966(1982/95)    9.4    100%       100%    Zany Brainy, CVS Pharmacy,
                                                                                                      Hollywood Video

    Lexington Mall    Lexington, KY           315,551         1974         30.0     89%        98%    McAlpin's, Dawahares of
                                                                                                      Lexington, Rite Aid

    Lumberton         Lumberton, NJ           189,729      1975(1992/96)   23.3     88%        80%    Super Fresh, Rite Aid,
                                                                                                      Blockbuster, Mandee

    North Washington  Alexandria, VA           41,500         1973          2.0    100%       100%    Mastercraft Interiors

    Olney             Olney, MD                53,765      1975(1990)       3.7     95%        86%

    Park Road Center  Washington, DC          106,650      1973(1993)       1.7    100%       100%    Woolworth

    Ravenwood         Baltimore, MD            87,750         1972          8.0    100%       100%    Giant Food

                                                                      EXHIBIT 99

                              SAUL CENTERS, INC.
                   SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
                              SEPTEMBER 30, 1997

                                             Leasable       Year
                                               Area       Developed      Land
                                             (Square     or Acquired     Area    Percentage Leased
     Property             Location             Feet)     (Renovated)    (Acres)  Sep-1997   Sep-1996   Anchor/Significant Tenants
------------------    ------------------    ---------    -----------    -------  --------   --------  ----------------------------

SHOPPING CENTERS (CONTINUED)
----------------------------

 Seven Corners        Falls Church, VA        545,061    1973(1994-7)     31.6      94%       88%     Home Depot, Shoppers Club,
                                                                                                      Best Buy, Michaels, Barnes &
                                                                                                      Noble, Ross Dress For Less,
                                                                                                      Centex Life Solutions

 Shops at Fairfax     Fairfax, VA              64,580    1975(1992-3)      6.7      65%       43%     Office Depot, Hollywood Video

 Southdale            Glen Burnie, MD         475,099    1972(1986)       39.6     100%       99%     Giant Food, Hechinger, Circuit
                                                                                                      City, Kids R Us, Michaels,
                                                                                                      Marshalls, Petsmart, Value
                                                                                                      City Furniture

 Southside Plaza      Richmond, VA            352,516       1972          32.8      91%       95%     CVS Pharmacy, Nick's
                                                                                                      Supermarket

 Sunshine City        Atlanta, GA             195,653       1976          14.6      88%       98%     Bolton Furniture, MacFrugals,
                                                                                                      Pep Boys, The Emory Clinic

 Thruway              Winston-Salem, NC       339,564       1972          30.5      96%       96%     Steinmart, Reading China &
                                                                                                      Glass, Harris Teeter, Fresh
                                                                                                      Market, Blockbuster, Piece
                                                                                                      Goods Shop, Bocock-Stroud,
                                                                                                      Houlihan's

 Village Center       Centreville, VA         142,881       1990          17.2      86%       84%     Giant Food

 West Park            Oklahoma City, OK       107,895       1975          11.2      71%       76%     Homeland Stores, Treasury Drug

 White Oak            Silver Spring, MD       480,156    1972(1993)       28.5     100%       99%     Giant Food, Sears, Rite Aid,
                                                                                                      Blockbuster
                                            ---------                    -----    -----     -----

                    Total Shopping Centers  5,149,700                    442.9      89%       90%
                                            ---------                    -----    -----     -----

COMMERCIAL PROPERTIES
---------------------
 Avenel                 Gaithersburg, MD        284,557    1981/85/89    28.2      94%       98%     ONCOR, Inc.,
                                                                                                     Quanta Systems, General
                                                                                                     Services Administration


 601 Pennsylvania Ave   Washington, DC          225,153    1973(1986)     1.0     100%       99%     General Services
                                                                                                     Administration, Capital Grille

 Van Ness Square        Washington, DC          161,058    1973(1990)     1.2      84%       74%     United Mine Workers Pension
                                                                                                     Trust, Office Depot, Pier 1
                                              ---------                ------    -----     -----

                 Total Commercial Properties    670,768                  30.4      94%       93%
                                              ---------                ------    -----     -----

                          TOTAL PORTFOLIO     5,820,468 SF              473.3      90%       90%
                                              =========                 =====    =====     =====